Exhibit 10.6

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of 1 April 2014 (“Effective Date”) between Vin-de-Bona Trading Company Pte Ltd, having its principal place of business at 26 Kandahar Street, Singapore 198888 (“Consultant”) and Nuvilex, Inc. (“Company”), having its principal place of business at 12510 Prosperity Drive, Suite 310, Silver Spring, Maryland 20904 United States of America.

RECITALS

A.       The Company has need of consulting services, assistance and advice and the Consultant has information, know how, expertise and knowledge relating to such services, assistance and advice which Consultant is willing to provide to the Company, as set forth in Schedule 1 attached to this Agreement and incorporated herein by this reference; and

B.       The Company desires to engage the Consultant to provide such services, assistance and advice on the terms and conditions set forth in this Agreement.

AGREEMENT

1.	Engagement

The Company hereby engages the Consultant to provide and the Consultant hereby agrees to provide such advice, consulting and other services to the Company or any affiliated company as the Company shall from time to time determine in accordance with Schedule 1 attached to this Agreement or any subsequent Schedule(s) agreed to between the parties in writing (collectively, "Services").

1.1 Services shall be provided for as agreed by the parties in in Schedule 1 and any subsequent written Schedule or Schedules agreed to between the parties to this Agreement.

1.2 The Consultant shall, in the discharge of Services, observe and comply with all governmental regulations to the best of its knowledge and with all reasonable requests and directions from time to time made or given to the Consultant by the Company.

1.3 The Consultant shall provide and carry out Services with reasonable care and skill and to the best of the ability of those individuals working for the Consultant.

2.	Term

The Term of this Agreement shall commence on 1 April 2014 and shall, subject to the provisions of Section 10 of this Agreement, last for an initial period of twelve (12) months from that effective date (“Term”). Thereafter, the Term shall continue for additional periods of twelve (12) months (each an “Additional Term”), but any Additional Term may be terminated at any time by either party by giving not less than thirty (30) days’ prior Notice (defined below) to the other party.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.	Fees

3.1 The Company will pay the Consultant for the satisfactory provisions of Services at the rate of USD [*******] per hour for such Services (“Fees”). Payments shall be due and payable within fifteen (15) days after the month in which Services have been rendered to the Company and the Company is in receipt of an invoice describing such Services.

3.2 The amounts referred to above are stated exclusive of any Value Added Tax (“VAT”) which shall be paid by the Company in addition to all other fees and Expenses (defined below) upon delivery to the Company of a valid VAT invoice. Such VAT invoice shall be paid within fifteen (15) days after the Company is in receipt thereof.

4.	Expenses

All reasonable travel, accommodation and other expenses properly and reasonably incurred by the Consultant in performing approved Services (“Expenses”) shall be reimbursed to the Consultant. The Consultant shall submit details of Expenses to the Company. Expenses shall be paid by the Company within fifteen (15) days of the Company’s receipt of the written details of Expenses.

5.	Confidential Information and Restrictions

5.1 Company's Confidential Information means all lists of customers notes memoranda records and writings made by the Consultant in relation to the Company or in relation to the Services (defined below) and all information and materials disclosed by the Company to the Consultant pursuant to or in contemplation of this Agreement and arising out of the Services provided by the Consultant to the Company, including, but not limited to, any technical and commercial data, drawings, patent applications, structures, models, techniques, processes, samples, compositions, compounds and apparatus relating to the same specifications, know-how, prototypes, trade secrets and other information of a confidential nature relating to the business, products or affairs of the Company or its customers, collaborators or suppliers.

5.2 The Company's Confidential Information shall be regarded as confidential to the business of the Company and shall be held for the benefit of the Company and, except for the purposes of performing Services, the Consultant shall not disclose the Company's Confidential Information to any third party nor use the same for any purpose without the prior written consent of the Company.

5.3 The provisions of Section 5.1 of this Agreement shall not apply to information which:

(a)	is, or subsequently becomes, part of the public domain otherwise than by any breach of this Agreement;

(b)	is shown by written record to have been known to the Consultant at the time of disclosure to it by or on behalf of the Company; or

(c)	is hereafter disclosed to the Consultant by a third party with the lawful right to make such disclosure.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.4 As the Consultant will, in the course of its engagement, have dealings with customers, employees and suppliers of the Company, in order to protect the goodwill of the Company the Consultant (without prejudice to any other duty implied by law or equity) hereby covenants that, during the Term and any Additional Term and for a period of twelve (12) months after the date of termination or expiration of the Term or any Additional Term, the Consultant shall not, directly or indirectly, and whether on its own account or as partner employee or on behalf of another person firm or company without the prior written consent of the Company:

(a)	interfere with or endeavour to entice away from the Company any person firm or company with whom or which the Consultant had dealings and who or which during the period of twelve (12) months prior to the termination of this Agreement or expiration of the Term or any Additional Term of this Agreement (“Relevant Period”) was a supplier client or customer or a prospective customer of the Company with whom the Company was in serious negotiations;

(b)	solicit or entice away or endeavour to solicit or entice away from the Company any person who shall be a director, officer, manager, senior employee, agent or contractor of the Company with whom the Consultant had dealings during the Relevant Period ; or

(c)	offer or procure the offer of employment to any director, officer, manager, senior employee, agent or contractor of the Company with whom the Consultant had dealings in the Relevant Period whether or not such person would commit any breach of contract by reason of leaving.

5.5 The provisions of this Section 5 shall survive termination of this Agreement or expiration of the Term or any Additional Term for any reason for a period of two (2) years from the effective date of the termination of this Agreement of expiration of the Term or any Additional Term.

6.	Other Activities

6.1 The Consultant shall be at liberty to engage in other business activities.

6.2 The Consultant recognizes that it owes a duty of good faith to the Company and shall not knowingly enter into any arrangement or carry out any activity, which might create a conflict of interest with any of its obligations under this Agreement.

6.3 If it is brought to the attention of the Company that the Consultant is in breach of Section 6.2 of this Agreement, the Company shall notify the Consultant of the breach and, upon receipt of such Notice, the Consultant shall immediately cease the activity or activities which are the subject of such Notice or terminate this Agreement.

7.	Status of Consultant

7.1 This Agreement is not a contract of employment, and nothing contained in this Agreement shall be construed to create the relationship of employer and employee between the Company and the Consultant. The Consultant is an independent contractor and not the servant, employee, partner, representative or agent of the Company and has no power or authority to enter into any contract on behalf of the Company. The Consultant shall be free to exercise judgement and discretion with regard to performing Services.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.2 The Consultant shall bear exclusive responsibility for the discharge of any income tax national insurance contributions, VAT and other taxation liability arising out of remuneration paid to the Consultant pursuant to this Agreement and shall keep the Company fully indemnified (that indemnity to include any legal and accounting costs which the Company incurs) against all losses costs damages or expenses suffered by the Company, including, but not limited to, any payments which it may be required to make by any taxing authority in any of the countries in which the Consultant conducts business’ or any other third party as a result of a breach of this Section 7 or otherwise in relation to the remuneration paid to the Consultant pursuant to this Agreement.

7.3 The Consultant warrants and represents that, by entering into and performing this Agreement, the Consultant: (i) will not be in breach of any fiduciary or other contractual duty to any third party; (ii) will not be creating any conflict of interest; (iii) has the full and unfettered power to enter into this Agreement; and (iv) has obtained all necessary approvals to enter into this Agreement.

8.	Assignment or Subcontracting

The Consultant shall not assign or subcontract any of the Consultant's rights or duties under this Agreement. The Company shall have the right to assign this Agreement at its sole discretion and at any time during the Term or any Additional Term, so long as the Company remains liable for all Fees and Expenses incurred by the Consultant prior to the effective date of the Company’s assignment of this Agreement.

9.	Termination

9.0 Summary Termination. Without prejudice to any of the rights under this Agreement and notwithstanding any other provisions of this Agreement, the Company shall have the right at any time to terminate this Agreement in any of the following events:

(a)	The Consultant commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within thirty (30) days after the Consultant’s receipt of a Notice from the Company setting forth the full particulars of the breach and requiring it to be remedied; or

(b)	Consultant refuses or neglects to comply with any lawful orders or directions given to it by the Company.

9.2 Termination upon Acquisition. If the Company (or substantially all of its assets) should be acquired during the Term or any Additional Term, then this Agreement will terminate upon the effective date of the acquisition.

9.3 Consultant may terminate this Agreement by giving the Company three months’ prior Notice of Termination.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.	Intellectual Property Rights

All information, documents, reports, plans, drawings or other such materials generated specifically for the Company during performance of the Services and paid for by the Company shall belong to and be the exclusive property of the Company. Upon termination of this Agreement or expiry of the Term or any Additional Term of this Agreement, the Consultant shall deliver to the Company all the above Company specific and paid for information, documents, reports, plans, drawings or other material, irrespective of whether such information or documentation is completed or partially completed.

11.	Waiver

A waiver by one party of a breach by the other of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

12.	Notices

Any Notice required or permitted to be given under this Agreement (“Notice”) shall be in writing and may be sufficiently given if sent by prepaid registered post addressed to the party to whom the Notice is to be given at its address as set forth at the beginning of this Agreement or such other address as such party may hereafter designate by written Notice to the other. Any Notice so mailed shall be deemed to have been given on the second business day following the date of mailing.

13. Entire Agreement

This Agreement shall constitute the entire agreement between the parties in respect of the performance of the Services and any terms and conditions referred to in correspondence or elsewhere and any other conditions or stipulations to the contrary are hereby excluded.

14.	Severability

Each of the obligations contained in the provisions this Agreement shall be construed as separate and severable obligations but if at any time any one or more of the obligations is or becomes invalid illegal or unenforceable in any respect under law, but would be valid if some part thereof were deleted or the period or area of application reduced, such obligation shall apply with such modification as may be necessary to make it valid and effective. The validity, legality and enforceability of the remaining clauses and provisions of this Agreement shall not in any way be affected or impaired thereby.

15.	Governing Law and Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of England without regard to its conflicts of laws principles. The parties hereby submit to the exclusive jurisdiction of the Courts of England to resolve any dispute arising out of or related to this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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16.	Counterparts

This Agreement may be executed by any party by PDF, facsimile or signature by counterparts, each of which shall be deemed to be an original as against any party whose signature appears on this Agreement, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below.

Nuvilex Inc.

/s/ Kenneth L. Waggoner

By: Kenneth L. Waggoner

Title: Chief Executive Officer and President

Date: 23 April 2014

Vin-de-Bona Trading Company Pte Ltd

/s/ Walter H. Gunzburg

By: Walter H. Gunzburg

Title: Managing Director

Date: 05 May 2014

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Schedule 1 to the Agreement

The Services the Consultant shall provide to the Company during the Term and any Additional Term(s) shall consist of the following: (i) ‘without prejudice’ and non-patentable advice on new and existing products in the field of cellular therapies using the “Cell-in-a-Box®” technology; (ii) support of Nuvilex in collecting scientific information and writing scientific reports or other activities needed to obtain any and all Ethic Committee approvals for clinical trials in the areas licensed by Nuvilex; (iii) review and evaluation of new product ideas and developments, market trends and competitive activity in the field in the areas licensed by Nuvilex; (iv) assessment of protocols and procedures in the field in the areas licensed by Nuvilex; (v) review of marketing materials and educational programs in the field in the areas licensed by Nuvilex; (vi) advice to Nuvilex clinical personnel regarding preclinical studies and clinical trials in the areas licensed by Nuvilex; (vii) consultation with and advice to Nuvilex on current issues arising out of or related to the Phase 2b clinical trials Nuvilex will be conducting in Australia for advanced, inoperable pancreatic cancer using the “Cell-in-a-Box®” technology; and (viii) any other Services the parties agree to arising out of or related to the business affairs of the Company in the areas licensed by Nuvilex. The location for providing such Services shall be mutually agreed between the parties to the Agreement.

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